                                                                     EXHIBIT 3.9

                               VOL K 134 PAGE 394

                          CERTIFICATE OF INCORPORATION

                                       OF

                         LAKE ONTARIO STEEL COMPANY INC.



         1. The name of the corporation is

         LAKE ONTARIO STEEL COMPANY INC.

         2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).

         5. The name and mailing address of each incorporator is as follows:

             NAME                             MAILING ADDRESS
             ----                             ---------------
         K. L. Husfelt                     100 West Tenth Street
                                           Wilmington, Delaware 19801

         B. A. Schuman                     100 West Tenth Street
                                           Wilmington, Delaware 19801

         M. A. Ferrucci                    100 West Tenth Street
                                           Wilmington, Delaware 19801


         6. The corporation is to have perpetual existence.

         7. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 17th day of October, 1980.

                                                      K. L. Husfelt
                                           -------------------------------------
                                                      K. L. Husfelt


                                                      B. A. Schuman
                                           -------------------------------------
                                                      B. A. Schuman


                                                      M. A. Ferrucci
                                           -------------------------------------
                                                      M. A. Ferrucci

                                STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE




         I, GLENN C. KENTON, Secretary of State of the State of Delaware, DO HEREBY CERTIFY that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "LAKE ONTARIO STEEL COMPANY INC.", as received and filed in this office the seventeenth day of October, A.D. 1980, at 10 o'clock A.M.


                  IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Dover this seventeenth day of October in the year of our Lord one thousand nine hundred and eighty.

                                               GLENN C. KENTON
                                               Secretary of State

                                               O. E. DENNEY
                                               Ass't. Secretary of State




     Secretary's Office
     1855 Delaware 1793

                                             Received for Record
                                                October 17th, A.D. 1980.
                                                   Leo J. Dugan, Jr., Recorder.

STATE OF DELAWARE               :
                                :      SS.:
NEW CASTLE COUNTY               :

                                       Recorded in the Recorder's Office at
                                Wilmington, in Incorporation Record          ,
                                Vol.         Page           &c., the 17th day of
                                October, A.D. 1980.
                                Witness my hand and official seal.

                                                               Leo J. Dugan, Jr.
                                                                       Recorder.


     Recorders Office
     New Castle Co. Del.
     Mercy Justice

          CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF
                                REGISTERED AGENT

It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is

         LAKE ONTARIO STEEL COMPANY INC.

         2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

         3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

         4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 18, 2002


                                                     /s/Andy Boulanger
                                                     ---------------------------
                                                     Andy Boulanger, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/22/2002
020649419 - 2166817

                                    DELAWARE
                                 THE FIRST STATE

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LAKE ONTARIO STEEL COMPANY INC.", CHANGING ITS NAME FROM "LAKE ONTARIO STEEL COMPANY INC." TO "GERDAU AMERISTEEL LAKE ONTARIO INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF JANUARY, A.D. 2003, AT 3 O'CLOCK P.M.


         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.














                                   /s/ Harriet Smith Windsor
0901275  8100       {Seal}        ----------------------------------------------
                                       Harriet Smith Windsor, Secretary of State

                                                        AUTHENTICATION:  2198547
030020878                                                        DATE:  01-10-03

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                         LAKE ONTARIO STEEL COMPANY INC.

         Lake Ontario Steel Company Inc., a Delaware corporation, by its duly authorized officers, hereby certify as follows:

         1. The name of the corporation is Lake Ontario Steel Company Inc.

         2. The corporation's Certificate of Incorporation is hereby amended by deleting Article 1 thereof and by substituting in lieu of said Article the following new Article 1:

         "The name of the corporation is "Gerdau Ameristeel Lake Ontario Inc."

         3. The foregoing amendment to the corporation's Certificate of Incorporation was duly adopted on January 9, 2003 in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "GCL") by (i) unanimous written consent of the Board of Directors of the corporation acting without meeting pursuant to Section 141(f) of the GCL followed by (ii) written consent of the holder of all of the corporation's outstanding capital stock pursuant to Section 228(a) of the GCL.

         IN WITNESS WHEREOF, the President of the corporation has executed these Articles of Amendment of the Articles of Incorporation this 9th day of January, 2003.

                                             /s/ Phillip E. Casey
                                             -----------------------------------
                                             Phillip E. Casey
                                             President